Exhibit 99.1

Solaris Oilfield Infrastructure Announces Third Quarter 2019 Results

Third Quarter 2019 Highlights

•     Net income of $19.1 million, or $0.36 per diluted Class A share, for the quarter ended September 30, 2019, which includes a $0.01 per diluted Class A share charge related to severance and loss on disposal of assets

•	Adjusted pro forma net income of $17.7 million, or $0.37 per diluted share

•	Adjusted EBITDA of $31.2 million for the quarter ended September 30, 2019

•	Net cash provided by operating activities of $31.1 million for the quarter ended September 30, 2019

•     Positive free cash flow1 of $26.9 million for the quarter ended September 30, 2019

•     Paid a regular quarterly dividend of $0.10 per share on September 26, 2019

HOUSTON, October 30, 2019 (BUSINESS WIRE) — Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) (“Solaris” or the “Company”), a leading independent provider of supply chain management and logistics solutions designed to drive efficiencies and reduce costs for the oil and natural gas industry, today reported financial results for the third quarter 2019.

Third Quarter 2019 Financial Review

Solaris reported net income of $19.1 million, or $0.36 per diluted Class A share, for third quarter 2019, compared to net income of $22.5 million, or $0.42 per diluted Class A share, in second quarter 2019 and net income of $26.4 million, or $0.49 per diluted Class A share, in third quarter 2018. Adjusted pro forma net income for third quarter 2019 was $17.7 million, or $0.37 per fully diluted share, compared to adjusted pro forma net income in second quarter 2019 of $21.2 million, or $0.44 per fully diluted share, and $24.0 million, or $0.51 per fully diluted share in third quarter 2018. A description of adjusted pro forma net income and a reconciliation to net income attributable to Solaris, its most directly comparable generally accepted accounting principles (“GAAP”) measure, and the computation of adjusted pro forma earnings per fully diluted share are provided below.

Adjusted EBITDA for third quarter 2019 was $31.2 million, compared to adjusted EBITDA of $35.2 million in second quarter 2019 and $36.5 million in third quarter 2018. A description of adjusted EBITDA and a reconciliation to net income, its most directly comparable GAAP measure, is provided below.

Revenues were $59.6 million for third quarter 2019, a 7% decrease from second quarter 2019 and a 5% increase compared to third quarter 2018.

Capital Expenditures, Free Cash Flow and Liquidity

The Company invested $4.2 million during third quarter 2019, which included investments in its mobile proppant and chemical management systems.

Free cash flow (defined as net cash provided by operating activities less investment in property, plant and equipment) during third quarter 2019 was $26.9 million, which represented the third consecutive quarter of positive free cash flow for the Company. Year-to-date 2019, the Company has generated $55.6 million of free cash flow.

As of September 30, 2019, the Company had approximately $51.7 million of cash on the balance sheet, which reflects over $1.00 per fully diluted share of cash. The Company currently has approximately $101.7 million of liquidity, including available cash and $50.0 million of availability under its undrawn credit facility.

Operational Update and Outlook

During the third quarter 2019, an average of 115 mobile proppant management systems were fully utilized, a 7% decrease from the 123 fully utilized systems averaged in the second quarter of 2019, and a 10% decrease compared to third quarter 2018. The sequential decrease in fully utilized systems during the third quarter of 2019 was due to a decline in active hydraulic fracturing crews as oil and gas operators reduced activity primarily to stay within budgets, as well as in response to lower natural gas prices.

Based on current industry activity levels, the Company believes it has approximately one third of overall U.S. wellsite proppant storage market share, which continues to represent the leading share.

The Company expects to end 2019 with 166 mobile proppant management systems in its rental fleet, unchanged from the third quarter, and will continue to incorporate field learnings into its fleet of 14 mobile chemical management systems. The Company expects capital expenditures for the full year 2019 to be $40.0 million or less, compared to its prior guidance range of $40.0-50.0 million.

“Towards the end of the third quarter, the industry experienced activity softness as operator activity began to reflect completion efficiency gains and commitment to capital discipline,” Solaris’ Chairman and Chief Executive Officer Bill Zartler commented. “We expect this discipline to continue in the fourth quarter, which will likely drive another step down in activity for the near term. Meanwhile, we have slowed our capital spending rate, resulting in significant free cash flow generation, which will provide flexbility for us to continue to innovate and collaborate with our customers to drive additional well site efficiencies in the future.”

Quarterly Cash Dividend

On September 9, 2019, the Company announced that its Board of Directors had declared its fourth consecutive quarterly cash dividend of $0.10 per share of Class A common stock, which was paid on September 26, 2019 to holders of record as of September 19, 2019. A distribution of $0.10 per unit was also approved for holders of units in Solaris Oilfield Infrastructure, LLC (“Solaris LLC”).

Conference Call

The Company will host a conference call to discuss its third quarter 2019 results on Thursday, October 31, 2019 at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To join the conference call from within the United States, participants may dial (844) 413-3978. To join the conference call from outside of the United States, participants may dial (412) 317-6594. When instructed, please ask the operator to be joined to the Solaris Oilfield Infrastructure, Inc. call. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website at http://www.solarisoilfield.com.

An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing (877) 344-7529 within the United States or (412) 317-0088 outside of the United States. The conference call replay access code is 10135468. The replay will also be available in the Investor Relations section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.

About Solaris Oilfield Infrastructure, Inc.

Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) manufactures and rents mobile equipment that drives supply chain and execution efficiencies in the completion of oil and natural gas wells. Solaris’ patented mobile proppant and chemical systems are deployed in many of the most active oil and natural gas basins in the United States, including the Permian Basin, the Eagle Ford Shale, the STACK/SCOOP formation, the Marcellus and Utica Shales, the Haynesville Shale, the Rockies and the Bakken Shale. Additional information is available on the Solaris website, www.solarisoilfield.com.

Website Disclosure

We use our website (www.solarisoilfield.com) as a routine channel of distribution of company information, including news releases, analyst presentations, and supplemental financial information, as a means of disclosing material non-public information and for complying with our disclosure obligations under the Securities and Exchange Commission’s (the “SEC”) Regulation FD. Accordingly, investors should monitor our website in addition to following press releases, SEC filings and public conference calls and webcasts. Additionally, we provide notifications of news or announcements on our investor relations website. Investors and others can receive notifications of new information posted on our investor relations website in real time by signing up for email alerts.

None of the information provided on our website, in our press releases, public conference calls and webcasts, or through social media channels is incorporated by reference into, or deemed to be a part of, this Current Report on Form 8-K or will be incorporated by reference into any other report or document we file with the SEC unless we expressly incorporate any such information by reference, and any references to our website are intended to be inactive textual references only.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Examples of forward-looking statements include, but are not limited to, statements we make regarding management changes, the outlook for the operation of our Kingfisher Facility, current and potential future long-term contracts and our future business and financial performance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to the factors discussed or referenced in our filings made from time to time with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

1 Free cash flow is defined as net cash provided by operating activities of $31.1 million less investment in property, plant and equipment of $4.2 million for the quarter ended September 30, 2019

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2019	2018	2019	2019	2018
Revenue
System rental	$36,638	$42,031	$39,740	$113,726	$104,563
System services	18,153	12,053	19,031	48,621	29,499
Transloading services	4,417	2,000	4,881	15,131	3,847
Inventory software services	396	602	449	1,351	1,950
Total revenue	59,604	56,686	64,101	178,829	139,859
Operating costs and expenses
Cost of system rental (excluding $5,773, $4,133 and $5,481 of depreciation and amortization for the three months ended September 30, 2019 and 2018 and June 30, 2019, respectively, and $16,481 and $10,128 of depreciation and amortization for the nine months ended September 30, 2019 and 2018, respectively, shown separately)	2,838	1,949	2,552	7,737	5,050
Cost of system services (excluding $384, $347 and $391 of depreciation and amortization for the three months ended September 30, 2019 and 2018 and June 30, 2019, respectively, and $1,173 and $889 of depreciation and amortization for the nine months ended September 30, 2019 and 2018, respectively, shown separately)	21,072	13,906	21,675	56,366	34,691
Cost of transloading services (excluding $411, $529 and $411 of depreciation and amortization for the three months ended September 30, 2019 and 2018 and June 30, 2019, respectively, and $1,231 and $544 of depreciation and amortization for the nine months ended September 30, 2019 and 2018, respectively, shown separately)	652	597	689	2,051	1,464
Cost of inventory software services (excluding $193, $193 and $193 of depreciation and amortization for the three months ended September 30, 2019 and 2018 and June 30, 2019, respectively, and $579 and $598 of depreciation and amortization for the nine months ended September 30, 2019 and 2018, respectively, shown separately)	160	191	165	460	614
Depreciation and amortization	6,908	5,328	6,622	19,875	12,514
Selling, general and administrative (excluding $147, $126 and $146 of depreciation and amortization for the three months ended September 30, 2019 and 2018 and June 30, 2019, respectively, and $411 and $355 of depreciation and amortization for the nine months ended September 30, 2019 and 2018, respectively, shown separately)	4,933	3,869	5,006	13,967	12,662
Other operating expenses	248	56	69	529	1,752
Total operating cost and expenses	36,811	25,896	36,778	100,985	68,747
Operating income	22,793	30,790	27,323	77,844	71,112
Interest expense, net	(8)	(116)	(656)	(775)	(271)
Total other expense	(8)	(116)	(656)	(775)	(271)
Income before income tax expense	22,785	30,674	26,667	77,069	70,841
Provision for income taxes	3,703	4,237	4,158	12,042	9,541
Net income	19,082	26,437	22,509	65,027	61,300
Less: net income related to non-controlling interests	(7,684)	(13,418)	(9,234)	(28,036)	(31,754)
Net income attributable to Solaris	$11,398	$13,019	$13,275	$36,991	$29,546

Earnings per share of Class A common stock - basic	$0.36	$0.49	$0.42	$1.33	$1.13
Earnings per share of Class A common stock - diluted	$0.36	$0.49	$0.42	$1.33	$1.12

Basic weighted average shares of Class A common stock outstanding	30,951	26,197	30,609	27,270	25,216
Diluted weighted average shares of Class A common stock outstanding	30,980	26,329	30,644	27,317	25,380

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	September 30,	December 31,
	2019	2018
Assets
Current assets:
Cash	$51,686	$25,057
Accounts receivable, net	44,115	39,746
Prepaid expenses and other current assets	5,246	5,492
Inventories	7,481	10,470
Total current assets	108,528	80,765
Property, plant and equipment, net	311,253	296,538
Operating lease right-of-use assets	8,032	—
Goodwill	17,236	17,236
Intangible assets, net	3,956	4,540
Deferred tax assets	56,475	58,074
Other assets	660	1,454
Total assets	$506,140	$458,607
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,502	$9,127
Accrued liabilities	16,834	12,658
Current portion of deferred revenue	12,990	12,990
Current portion of operating lease liabilities	598	—
Current portion of finance lease liabilities	30	35
Other current liabilities	1,115	515
Total current liabilities	35,069	35,325
Senior secured credit facility	—	13,000
Deferred revenue, net of current	2,960	12,468
Operating lease liabilities, net of current	7,961	—
Finance lease liabilities, net of current	137	154
Payables related to Tax Receivable Agreement	67,987	56,149
Other long-term liabilities	494	633
Total liabilities	114,608	117,729
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value, 50,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.01 par value, 600,000 shares authorized, 31,179 issued and 31,016 outstanding as of September 30, 2019 and 27,182 issued and 27,091 outstanding as of December 31, 2018	310	271
Class B common stock, $0.00 par value, 180,000 shares authorized, 15,940 shares issued and outstanding as of September 30, 2019 and 19,627 issued and outstanding as of December 31, 2018		—
Additional paid-in capital	194,153	164,086
Retained earnings	62,517	35,507
Treasury stock (at cost), 163 shares and 91 shares as of September 30, 2019 and December 31, 2018, respectively	(2,522)	(1,414)
Total stockholders' equity attributable to Solaris and members' equity	254,458	198,450
Non-controlling interest	137,074	142,428
Total stockholders' equity	391,532	340,878
Total liabilities and stockholders' equity	$506,140	$458,607

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income	$65,027	$61,300
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,875	12,514
Loss on disposal of asset	181	222
Stock-based compensation	3,265	3,140
Amortization of debt issuance costs	709	218
Inventory and other writeoff	202
Deferred income tax expense	11,284	9,000
Other	(165)	651
Changes in assets and liabilities:
Accounts receivable	(4,369)	(21,599)
Prepaid expenses and other assets	2,088	(3,667)
Inventories	(2,555)	(8,575)
Accounts payable	(3,909)	441
Accrued liabilities	6,424	3,894
Deferred revenue	(9,508)	—
Net cash provided by operating activities	88,549	57,539
Cash flows from investing activities:
Investment in property, plant and equipment	(32,914)	(125,013)
Proceeds from disposal of assets	130	—
Investment in intangible assets	—	(6)
Cash received from insurance proceeds	618	160
Net cash used in investing activities	(32,166)	(124,859)
Cash flows from financing activities:
Payments under finance leases	(26)	(21)
Payments under insurance premium financing	(1,443)	(841)
Proceeds from stock option exercises	294	932
Payments related to purchase of treasury stock	(1,108)	(1,140)
Repayment of senior secured credit facility	(13,000)	8,000
Payments related to debt issuance costs	(197)	(1,014)
Distribution and dividend paid to Solaris LLC unitholders and Class A common shareholders	(14,274)	—
Other	—	60
Net cash provided by financing activities	(29,754)	5,976
Net increase (decrease) in cash	26,629	(61,344)
Cash at beginning of period	25,057	63,421
Cash at end of period	$51,686	$2,077
Non-cash activities
Investing:
Capitalized depreciation in property, plant and equipment	$559	$501
Property and equipment additions incurred but not paid at period-end	235	6,309
Property, plant and equipment additions transferred from inventory	5,355	7,532
Financing:
Insurance premium financing	1,869	1,552
Cash paid for (received from):
Interest	200	118
Income taxes	663	314

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION — ADJUSTED EBITDA

(In thousands)

(Unaudited)

We view EBITDA and Adjusted EBITDA as important indicators of performance. We define EBITDA as net income, plus (i) depreciation and amortization expense, (ii) interest expense and (iii) income tax expense, including franchise taxes. We define Adjusted EBITDA as EBITDA plus (i) stock-based compensation expense and (ii) certain non-cash items and extraordinary, unusual or non-recurring gains, losses or expenses.

We believe that our presentation of EBITDA and Adjusted EBITDA provides useful information to investors in assessing our financial condition and results of operations. Net income is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should not be considered alternatives to net income presented in accordance with GAAP. Because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for each of the periods indicated.

	Three months ended			Nine months ended
	September 30,		June 30,	September 30,
	2019	2018	2019	2019	2018

Net income	$19,082	$26,437	$22,509	$65,027	$61,300
Depreciation and amortization	6,908	5,328	6,622	19,875	12,514
Interest expense, net	8	116	656	775	271
Income taxes (1)	3,703	4,237	4,158	12,042	9,541
EBITDA	$29,701	$36,118	$33,945	$97,719	$83,626
Stock-based compensation expense (2)	1,225	338	1,178	3,263	2,200
Loss on disposal of assets	99	51	71	383	77
Severance expense	154	—	—	154	—
Non-recurring cash bonuses (3)	—	—	—	—	1,679
IPO bonuses (4)	—	—	—	—	896
Adjusted EBITDA	$31,179	$36,507	$35,194	$101,519	$88,478

(1)Federal and state income taxes.

(2)Represents stock-based compensation expense related to restricted stock awards.

(3)Certain performance-based cash awards paid in connection with the purchase of Railtronix upon the achievement of certain financial milestones.

(4)Represents stock-based compensation expense related to restricted stock awards with one-year vesting of $896 in the nine months ended September  30, 2018 that were granted to certain employees and consultants in connection with the IPO.

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION — ADJUSTED PRO FORMA NET INCOME AND ADJUSTED PRO FORMA EARNINGS PER FULLY DILUTED SHARE

(In thousands)

(Unaudited)

Adjusted pro forma net income represents net income attributable to Solaris assuming the full exchange of all outstanding membership interests in Solaris LLC not held by Solaris Oilfield Infrastructure, Inc. for shares of Class A common stock, adjusted for certain non-recurring items that the Company doesn't believe directly reflect its core operations and may not be indicative of ongoing business operations. Adjusted pro forma earnings per fully diluted share is calculated by dividing adjusted pro forma net income by the weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding Solaris LLC Units, after giving effect to the dilutive effect of outstanding equity-based awards.

When used in conjunction with GAAP financial measures, adjusted pro forma net income and adjusted pro forma earnings per fully diluted share are supplemental measures of operating performance that the Company believes are useful measures to evaluate performance period over period and relative to its competitors. By assuming the full exchange of all outstanding Solaris LLC Units, the Company believes these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in net income attributable to Solaris as a result of increases in its ownership of Solaris LLC, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance.

Adjusted pro forma net income and adjusted pro forma earnings per fully diluted share are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma net income and adjusted pro forma earnings per fully diluted share should not be considered alternatives to net income and earnings per share, as determined under GAAP. While these measures are useful in evaluating the Company's performance, it does not account for the earnings attributable to the non-controlling interest holders and therefore does not provide a complete understanding of the net income attributable to Solaris. Adjusted pro forma net income and adjusted pro forma earnings per fully diluted share should be evaluated in conjunction with GAAP financial results. A reconciliation of adjusted pro forma net income to net income attributable to Solaris, the most directly comparable GAAP measure, and the computation of adjusted pro forma earnings per fully diluted share are set forth below.

	Three months ended			Nine months ended
	September 30,		June 30,	September 30,
	2019	2018	2019	2019	2018
Numerator:
Net income attributable to Solaris	$11,398	$13,019	$13,275	$36,991	$29,546
Adjustments:
Reallocation of net income attributable to non-controlling interests from the assumed exchange of LLC Interests(1)	7,684	13,418	9,234	28,036	31,754
Loss on disposal of assets	99	51	71	383	77
Non-recurring write-off of debt issuance costs (2)	—	—	528	528	—
Non-recurring cash bonuses (3)	—	—	—	—	1,679
IPO bonuses (4)	—	—	—	—	896
Severance expense	154	—	—	154	—
Income tax expense	(1,631)	(2,465)	(1,937)	(5,718)	(5,622)
Adjusted pro forma net income	$17,704	$24,023	$21,171	$60,374	$58,330
Denominator:
Weighted average shares of Class A common stock outstanding - diluted	30,980	26,329	30,644	27,317	25,380
Adjustments:
Assumed exchange of Solaris LLC Units for shares of Class A common stock (1)	16,603	20,781	16,936	20,165	21,843
Adjusted pro forma fully weighted average shares of Class A common stock outstanding - diluted	47,583	47,110	47,580	47,482	47,223
Adjusted pro forma earnings per share - diluted	$0.37	$0.51	$0.44	$1.27	$1.24

(1)

Assumes the exchange of all outstanding Solaris LLC Units for shares of Class A common stock at the beginning of the relevant reporting period, resulting in the elimination of the non-controlling interest and recognition of the net income attributable to non-controlling interests.

(2)	Write-off of certain unamortized debt issuance costs related to lenders under the 2018 Credit Agreement which are no longer parties to the 2019 Credit Agreement.

(3)	Certain performance-based cash awards paid in connection with the purchase of Railtronix upon the achievement of certain financial milestones.

(4)

Represents stock-based compensation expense related to restricted stock awards with one-year vesting of $896 in the nine months ended September  30,  2019 and 2018, respectively, that were granted to certain employees and consultants in connection with the IPO.

Contacts:

Yvonne Fletcher

Senior Vice President, Finance and Investor Relations

(281) 501-3070

IR@solarisoilfield.com